UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

Commission File No. 1-9852

CHASE CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 University Avenue, Westwood, Massachusetts 02090
(Address of Principal Executive Office) (Zip Code)

(Registrant’s telephone number, including area code: (781) 332-0700)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	CCF	NYSE American

Introductory Note.

As previously disclosed, Chase Corporation, a Massachusetts corporation (“Chase” or the “Company”), entered into an Agreement and Plan of Merger, dated as of July 21, 2023 (the “Merger Agreement”), by and among Chase, Formulations Parent Corporation, a Delaware corporation (“Parent”), and Formulations Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are each an affiliate of investment funds managed by Kohlberg Kravis Roberts & Co. L.P. On November 15, 2023 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”) on the terms and conditions set forth in the Merger Agreement, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

Concurrently with the closing of the Merger, Formulations Intermediate Corporation, a Delaware corporation (“Holdings”), and Parent entered into that certain Credit Agreement, dated as of the Closing Date, among Holdings, Parent, as borrower, the lenders party thereto (the “Lenders”) and Antares Capital LP, as the administrative agent and collateral agent for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement provides for extensions of credit in the form of (i) an initial term loan to Parent in an aggregate principal amount of $450,000,000, (ii) revolving credit loans made available to Parent at any time and from time to time, in an aggregate principal amount at any time outstanding not to exceed $75,000,000 (including both letters of credit extensions and the swingline loans, described below), (iii) letters of credit from time to time in an aggregate stated amount at any time outstanding not to exceed $15,000,000, and (iv) swingline loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of Parent and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on the Closing Date, Chase repaid in full the obligations under the Second Amended and Restated Credit Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “BofA Credit Agreement”), among Chase and NEPTCO Incorporated, a Rhode Island corporation, each as borrowers and guarantors, the subsidiary guarantors as named therein, Bank of America, N.A. (“BofA”), as administrative agent, swing line lender and a letter of credit issuer, BofA Securities, Inc., as lead arranger and bookrunner, and the other lenders from time to time party thereto. Upon BofA’s receipt of such payment, all obligations under the BofA Credit Agreement, other than certain continuing indemnity obligations, were released, satisfied and discharged in full and all security interests in the collateral securing the loans were automatically terminated, released, satisfied and discharged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•
each share of Company common stock, par value $0.10 per share (“Company Common Stock”) (other than shares of Company Common Stock (i) held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time, (ii) held by any subsidiary of either the Company or Parent immediately prior to the Effective Time or (iii) held by any holder who is entitled to appraisal rights and has properly exercised such rights under Massachusetts law (collectively “Excluded Shares”)) issued and outstanding immediately prior to the Effective Time was converted into the right to receive $127.50 in cash, without interest (the “Merger Consideration”);

•
each award of shares of Company Common Stock that was subject to time-based vesting conditions and that was outstanding immediately prior to the Effective Time (each, a “Company RSA”) automatically became fully vested and was canceled and converted into the right to receive the Merger Consideration, provided that, except as otherwise set forth in the schedules to the Merger Agreement, in the case of any Company RSA that was granted after the date of the Merger Agreement, such Company RSA was vested on a prorated basis, rather than in full (with the balance of such award forfeited and canceled for no consideration as of the Effective Time);

•
each award of shares of Company Common Stock that was subject to performance-based vesting conditions and that was outstanding immediately prior to the Effective Time (each, a “Company PSA”) automatically became fully vested and was canceled and converted into the right to receive the Merger Consideration in respect of the number of shares of Company Common Stock issued and outstanding thereunder as of immediately prior to the Effective Time; and

•
each stock option to purchase shares of Company Common Stock (whether or not vested) that was outstanding immediately prior to the Effective Time (each, a “Company Option”) automatically became fully vested and was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock issuable in respect of such Company Option (and, if the exercise price per share for such Company Option was equal to or greater than the Merger Consideration, such Company Option was forfeited and canceled without consideration).

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with and as a result of the consummation of the Merger, shares of Company Common Stock ceased to trade on the NYSE American prior to market open on the Closing Date, and became eligible for delisting from the NYSE American and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that the NYSE American file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal From Listing and Registration on Form 25 to delist Company Common Stock from the NYSE American under Section 12(b) of the Exchange Act on the Closing Date. After the Form 25 becomes effective, the Surviving Corporation intends to file a Form 15 with the SEC to terminate the registration of Company Common Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations with the SEC under Sections 13 and 15(d) of the Exchange Act.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, holders of shares of Company Common Stock (other than Excluded Shares), Company RSAs, Company PSAs and Company Options ceased to have any rights in connection with their holding of such securities (other than their right to receive (i) with respect to Company Common Stock, Company RSAs and Company PSAs, the Merger Consideration, as described in the Item 2.01, and (ii) with respect to Company Options, the consideration described in Item 2.01).

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total equity value of the transaction was approximately $1.3 billion. Parent funded the Merger with debt and equity financing.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, Thomas D. Debyle, John H. Derby, Chad A. McDaniel, Ellen Rubin, Dana Mohler-Faria, Mary Claire Chase, Thomas Wroe Jr. and Joan Wallace-Benjamin ceased to be directors on the Company’s board of directors or any committee thereof, and Peter R. Chase resigned from the officer position of the Company. Immediately after the Effective Time, Adam P. Chase and Michael J. Bourque were appointed as directors of the Surviving Corporation.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately after the Effective Time, the articles of organization and the bylaws of Chase, each as in effect as of the Effective Time were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

On the Closing Date, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in its entirety herein.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, by and among Chase Corporation, Formulations Parent Corporation and Formulations Merger Sub Corporation, dated as of July 21, 2023

3.1	Restated Articles of Organization of Chase Corporation, effective as of November 15, 2023

3.2	Second Amended and Restated Bylaws of Chase Corporation, effective as of November 15, 2023

99.1	Press Release, dated as of November 15, 2023

104	Cover Page Interactive Data File, formatted in Inline XBRL.

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2023

Chase Corporation

	By:	/s/ Michael J. Bourque
Name: Michael J. Bourque
Title: Treasurer & Chief Financial Officer